ATLANTA - BellSouth Corporation (NYSE: BLS) reported record third quarter earnings per share (EPS) of 71 cents before one-time gains, an increase of 12.7 percent compared with 63 cents in the same quarter of 1996. Including the gains, reported EPS in the three months ended September 30, 1997 was $1.19.

Net income was $705 million before the one-time gains, compared with $631 million in the third quarter of 1996. The gains in 1997 related to the sale of BellSouth's investments in Australia's Optus Communications ($352 million after tax, or 35 cents per share) and ITT World Directories ($128 million, 13 cents).

BellSouth's third quarter revenues increased 7.5 percent compared with the same quarter of 1996. More than half the gain came from the company's U.S. and international wireless operations. Total operating expenses increased 6.0 percent, reflecting growth in cellular operations, and development of new businesses such as BellSouth.net(SM) Internet service and BellSouth Mobility DCS digital wireless service. Operating expenses in BellSouth's telephone operations were up just 2.1 percent.

BellSouth said successful marketing spurred solid volume growth across the board in the third quarter. Total access lines increased 4.7 percent, additional residential lines were up 27 percent, U.S. wireless customers passed the 4 million milestone, and international wireless customers more than doubled.

"Our growth comes from matching BellSouth's strengths in voice, data, Internet and wireless communications with our customers' needs for reliable service, innovative applications and competitive prices," said Duane Ackerman, president and chief executive officer.

"This is our 19th consecutive quarter of improved operating results," Ackerman said. "Along with this consistent earnings growth, our plan to repurchase up to $1 billion of BellSouth stock demonstrates our strong commitment to delivering superior shareholder returns."

Total access lines increased 250,000 during July, August and September, the highest number for any third quarter in BellSouth's history. This included 86,000 new additional lines that households are using for Internet access, fax machines and children's phones. Residential lines in total increased at an annual rate of 4.2 percent, the fastest growth rate for any quarter in the company's history.

Sales of BellSouth's calling features continued to grow rapidly. Revenues from services such as Call Waiting and MemoryCall(r) service voice messaging were $348 million in the third quarter of 1997, up 22 percent from the same three months of 1996.
BellSouth has expanded the market for calling features by making its most popular ones available on a Per Use basis. So far in 1997, customers have keyed in the Per Use codes for Call Return, Three-way Calling and Repeat Dialing more than 130 million times.

Rapid growth continued in BellSouth's wireless communications businesses, with total wireless revenues in the third quarter of 1997 up 28 percent compared with the same quarter a year earlier. The company's U.S. wireless operations surpassed 4 million customers in the third quarter, an annual growth rate of 21 percent. BellSouth Mobility DCS, launched in 1996 by BellSouth and its partners, now has a total of more than 126,000 customers in the Carolinas and Eastern Tennessee.

In BellSouth's international markets, customer growth exploded, from 800,000 a year ago, excluding Optus, to more than 1.6 million in September 1997, an increase of 103 percent. With the 1997 acquisitions of telecommunications companies in Peru, Nicaragua and Ecuador, BellSouth now serves wireless markets in 13 countries with 170 million potential customers. On top of that, during the third quarter, groups headed by BellSouth were awarded licenses in Brazil to operate wireless services in Sao Paulo, the third largest city in the world with 18 million people, and in Region 10, with a population of more than 26 million.

BellSouth is a $19 billion communications services company. It provides telecommunications, wireless communications, directory advertising and publishing, video, Internet and information services to more than 28 million customers in 20 countries worldwide.

NOTE: For more information about BellSouth Corporation, visit the BellSouth Web page at http://www.bellsouth.com. BellSouth news releases dating back one year are available by fax at no charge by calling 1-800-758-5804 ext. 095650.

    PRELIMINARY

    October 20, 1997
                      BELLSOUTH CORPORATION
                CONSOLIDATED STATEMENTS OF INCOME
             (In Millions, Except Per Share Amounts)
                           (Unaudited)

                                 For the Three       For the Nine
                                 Months Ended        Months Ended
                                 September 30,       September 30,
                                1997      1996      1997       1996

    Operating Revenues:
    Network and related
      services
    Local service             $ 2,143   $ 2,061   $ 6,315    $ 6,012
    Interstate access             916       892     2,761      2,672
    Intrastate access             197       207       601        627
    Toll                          189       195       549        600
    Wireless communications       929       723     2,509      2,039
    Directory advertising
     and publishing               466       415     1,227      1,100
    Other services                353       336       999        940
    Total Operating Revenues    5,193     4,829    14,961     13,990

    Operating Expenses:
    Cost of services and
      products                  1,566     1,516     4,524      4,483
    Depreciation and
      amortization              1,002       940     2,939      2,760
    Selling, general and
      administrative            1,279     1,172     3,575      3,175
    Total Operating Expenses    3,847     3,628    11,038     10,418

    Operating Income            1,346     1,201     3,923      3,572

    Interest Expense              195       177       565        531
    Gain on Sale of
      Operations                  787        --       787        442
    Other Income, net              20        32        46         84

    Income Before Income
     Taxes                      1,958     1,056     4,191      3,567
    Provision for Income
     Taxes                        773       425     1,659      1,337

    Net Income                $ 1,185   $   631   $ 2,532    $ 2,230

    Weighted Average Common
     Shares Outstanding           992       994       992       994
    Dividends Declared Per
     Common Share             $   .36   $   .36   $  1.08    $  1.08
    Earnings Per Share        $  1.19   $   .63   $  2.55    $  2.24

    PRELIMINARY

    October 20, 1997

                      BELLSOUTH CORPORATION
                        EARNINGS SUMMARY
                           (Unaudited)

                                 For the Three       For the Nine
                                 Months Ended        Months Ended
                                 September 30,       September 30,
                                1997      1996      1997      1996
    Net Income

    Reported Net Income       $ 1,185   $   631   $ 2,532   $ 2,230
    Gain on Sale of Optus
      Communications(a)          (352)       --      (352)       --
    Gain on Sale of ITT
      World Directories(b)       (128)       --      (128)       --
    South Carolina Regulatory
      Settlement(c)                --        --        47        --
    Gain on Sale of
      Paging Subsidiary(d)         --        --        --      (344)
    Adjusted Net Income       $   705   $   631   $ 2,099   $ 1,886


    Earnings Per Share

    Reported Earnings Per
      Share                   $  1.19   $   .63   $  2.55   $  2.24
    Gain on Sale of Optus
      Communications(a)          (.35)       --      (.35)       --
    Gain on Sale of ITT
      World Directories(b)       (.13)       --      (.13)       --
    South Carolina Regulatory
      Settlement(c)                --        --       .05        --
    Gain on Sale of
      Paging Subsidiary(d)         --        --        --      (.35)
    Adjusted Earnings Per
      Share (e)               $   .71   $   .63   $  2.12   $  1.90



  (a)  Represents the after-tax gain on the sale of Optus
     Communications.  The pre-tax gain on the sale was $578.
  (b)  Represents the after-tax gain on the sale of ITT World
     Directories.  The pre-tax gain on the sale was $209.
  (c) Represents the after-tax effect of a regulatory settlement in South Carolina which occurred in second quarter 1997.
  (d) Represents the after-tax gain on the sale of BellSouth's paging business which occurred in first quarter 1996. The pre-tax gain on the sale was $442.
  (e)  Adjusted earnings per share for the nine months ended
     September 30, 1996 does not sum due to rounding.

PRELIMINARY

    October 20, 1997
                      BELLSOUTH CORPORATION
                   CONSOLIDATED BALANCE SHEETS
             (In Millions, Except Per Share Amounts)

                                    September 30,  December 31,
                                        1997           1996
                ASSETS               (Unaudited)
    Current Assets:
     Cash and cash equivalents       $  2,084       $  1,178
     Temporary cash investments            18             51
    Accounts receivable, net of
      allowance for uncollectibles
      of $223 and $180                  4,192          4,087
     Material and supplies                358            451
     Other current assets                 451            531
       Total Current Assets             7,103          6,298
    Investments and Advances            3,033          2,430
    Property, Plant and Equipment:
     Property, Plant and Equipment     52,320         50,059
     Accumulated Depreciation          30,113         28,234
     Property, Plant and
       Equipment, Net                  22,207         21,825
    Deferred Charges and Other
      Assets                              800            610
    Intangible Assets, net              1,622          1,405
    Total Assets                     $ 34,765       $ 32,568

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities:
     Debt maturing within one year   $  2,333       $  2,124
     Accounts payable                   1,373          1,446
     Other current liabilities          3,242          2,871
       Total Current Liabilities        6,948          6,441
    Long-Term Debt                      7,873          8,116
    Deferred Credits and Other
     Liabilities:
     Accumulated deferred income
      taxes                             2,061          1,899
     Unamortized investment tax
      credits                             228            278
     Other liabilities and
      deferred credits                  2,840          2,585
     Total Deferred Credits and
      Other Liabilities                 5,129          4,762
    Shareholders' Equity:
     Common stock, $1 par value         1,010          1,009
     Paid-in capital                    7,775          7,697
     Retained earnings                  7,008          5,541
     Shares held in trust and
      treasury                           (575)          (532)
     Guarantee of ESOP debt              (403)          (466)
       Total Shareholders' Equity      14,815         13,249
    Total Liabilities and
     Shareholders' Equity            $ 34,765       $ 32,568


    PRELIMINARY

    October 20, 1997

                 BELLSOUTH FINANCIAL HIGHLIGHTS
                          SELECTED DATA
                           (UNAUDITED)


                                     Three Months   Three Months
                                         Ended          Ended
                                     September 30,  September 30,
                                         1997           1996


    Earnings per share                  $  1.19(a)     $   .63

    Return on average common              32.3%(b)        19.3%
     equity (annualized)

    Return on average total
     capital(annualized)                  21.6%(c)        13.4%

    Weighted average common shares
     outstanding (millions)                  992            994

    Dividends per share                 $    .36       $    .36

    Property additions (millions)       $  1,250       $  1,043



                                        At September 30,
                                        1997       1996

    Common shares outstanding
     (millions)                           992        994

    Debt ratio                          40.7%      43.5%

    Total employees                    82,298     82,331


     (a) Includes after-tax gains of $352 ($.35 per share) and $128 ($.13 per share) from sale of Optus Communications and ITT World Directories, respectively.
     (b) After adjusting net income for the impact of the gains on sales of Optus Communications and ITT World Directories, Return on average common equity was 19.2%.
     (c) After adjusting net income for the impact of the gains on sales of Optus Communications and ITT World Directories, Return on average total capital was 13.9%.


    PRELIMINARY

    October 20, 1997

                 BELLSOUTH FINANCIAL HIGHLIGHTS
                          SELECTED DATA
                           (UNAUDITED)


                                      Nine Months    Nine Months
                                         Ended          Ended
                                     September 30,  September 30,
                                         1997           1996


    Earnings per share                  $ 2.55(a)      $ 2.24(b)

    Return on average common
     equity (annualized)                  24.0%(c)      23.5%(e)

    Return on average total
     capital (annualized)                16.5%(d)       15.6%(f)

    Weighted average common shares
     outstanding (millions)                992            994

    Dividends per share                 $ 1.08         $ 1.08

    Property additions (millions)       $3,265         $3,224

     (a) Includes after-tax gains of $352 ($.35 per share) and $128 ($.13 per share) from sales of Optus Communications and ITT World Directories, respectively and an after-tax charge of $47 ($.05 per share) related to a regulatory settlement in South Carolina.
     (b) Includes an after-tax gain of $344 ($.35 per share) from sale of paging business.
     (c) After adjusting net income for the gains on sales of Optus Communications and ITT World Directories and the impact of the South Carolina regulatory settlement, Return on average common equity was 19.9%.
     (d) After adjusting net income for the gains on sales of Optus Communications and ITT World Directories and the impact of the South Carolina regulatory settlement, Return on average total capital was 14.1%.
     (e) After adjusting net income for the gain on sale of BellSouth's paging business, Return on average common equity was 19.9%.
     (f) After adjusting net income for the gain on sale of BellSouth's paging business, Return on average total capital was 13.6%.

    PRELIMINARY

    October 20, 1997

               BELLSOUTH TELECOMMUNICATIONS, INC.
                CONSOLIDATED STATEMENTS OF INCOME
                          (In Millions)
                           (Unaudited)

                                    For the             For the
                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                                1997       1996     1997       1996

    Operating Revenues:
    Local service             $ 2,143   $ 2,061   $ 6,315   $ 6,012
    Interstate access             916       892     2,761     2,672
    Intrastate access             197       207       601       627
    Toll                          189       195       549       600
    Other                         428       405     1,206     1,149
 Total Operating Revenues       3,873     3,760    11,432    11,060

    Operating Expenses:
    Cost of services and
      products                  1,319     1,310     3,816     3,854
    Depreciation and
      amortization                837       820     2,482     2,427
    Selling, general and
      administrative              731       699     2,015     1,921

 Total Operating Expenses       2,887     2,829     8,313     8,202

    Operating Income              986       931     3,119     2,858

    Interest Expense              133       136       401       410
    Other Income, net               3        --         4        17

    Income Before Income
     Taxes                        856       795     2,722     2,465
    Provision for Income
     Taxes                        320       298     1,022       919

    Net Income                $   536   $   497   $ 1,700   $ 1,546

    PRELIMINARY

    October 20, 1997

        BELLSOUTH TELECOMMUNICATIONS FINANCIAL HIGHLIGHTS
                          SELECTED DATA
                           (UNAUDITED)

                                       Three Months   Three Months
                                           Ended          Ended
                                       September 30,  September 30,
                                            1997          1996

       Property additions (millions)       $  963         $  744

       Access minutes of use
        (millions):
       Interstate                          18,524         16,966

       Intrastate                           5,964          5,348

       IntraLATA toll messages                224            252
        (millions)

                                             At September 30,
                                            1997           1996

       Debt ratio                           47.5%          49.8%

       Telephone employees                 61,455         64,860

       Network access lines in
        service (thousands)                22,968         21,943




                                        Nine Months    Nine Months
                                           Ended          Ended
                                       September 30,  September 30,
                                           1997           1996

       Property additions (millions)       $2,539         $2,442

       Access minutes of use
        (millions):
       Interstate                          54,797         50,473

       Intrastate                          17,389         15,701

       IntraLATA toll messages
        (millions)                            686            791





       PRELIMINARY

       October 20, 1997

       BELLSOUTH CORPORATION
       CELLULAR OPERATING INFORMATION (UNAUDITED) (7)


       ($ THOUSANDS)                   Third         Third
                                      Quarter       Quarter
                           NOTES        1997         1996      % Change

       DOMESTIC OPERATIONS
       Cellular           (1), (4)    $  658,989   $  606,783      8.6%
        Revenues, net
       Operating            (1)          318,048      330,428     -3.7%
        Expenses
       Depreciation         (1)           98,471       76,261     29.1%
        Expense
       Amortization of
        Intangibles         (1)           18,281       16,358     11.8%
        (including
        goodwill)
          Total             (1)          434,800      423,047      2.8%
           Operating
           Expenses

          Operating         (1)          224,189      183,736     22.0%
           Income

       Other Expenses       (1)           91,090       78,522     16.0%
        (includes
         interest
        and taxes)

          Net Income        (1)       $  133,099   $  105,214     26.5%

       Operating Cash     (1), (6)    $  340,941   $  276,355     23.4%
        Flow

       Cash Operating       (6)           51.74%       45.54%     13.6%
        Margin

       DOMESTIC CELLULAR DATA
       Population Served:
          Control Basis     (2)       52,196,000   51,978,000      .42%
          Equity Basis      (3)       41,021,000   40,526,000      1.2%

       Customers Served:
          Control Basis   (2), (8)     4,860,000    4,142,000     17.3%
          Equity Basis    (3), (8)     3,967,000    3,333,000     19.0%

       Average Monthly      (5)       $       51   $       55     -7.3%
        Service Revenue
         per Customer

       Penetration Rate     (3)            9.67%        8.22%     17.6%

       Property, plant      (1)       $3,538,673   $2,919,079     21.2%
        and equipment


       PRELIMINARY

       October 20, 1997

       BELLSOUTH CORPORATION
       CELLULAR OPERATING INFORMATION (UNAUDITED) (7)


       ($ THOUSANDS)                   Third         Third
                                      Quarter       Quarter
                           NOTES        1997         1996      % Change

       DOMESTIC PCS DATA
       Population Served:
          Control Basis   (2),(9)     24,032,000   12,226,000     96.6%
          Equity Basis    (3),(9)     19,428,000    8,063,000    141.0%

       Customers Served:
          Control Basis     (2)          126,000       12,000    950.0%
          Equity Basis      (3)           77,000        8,000    862.5%


       SELECTED INTERNATIONAL OPERATING DATA (10),(11)
       Cellular Revenues    (1)       $  357,328   $  193,133     85.0%

       Population Served:
          Control Basis     (2)       68,900,000   46,800,000     47.2%
          Equity Basis      (3)       88,014,000   53,280,000     65.2%

       Cellular Customers   (3)        1,624,000      800,000    103.0%
        Served - Equity
        Basis

       Penetration Rate   (3),(11)         2.34%        1.50%     56.0%

       SELECTED LATIN AMERICA INFORMATION (11)
       Cellular Revenues    (1)       $  206,488    $  109,287    88.9%
       Net Earnings from    (1)            5,724        13,539   -57.7%
        Operations
       Operating Cash     (1), (6)        53,160        42,845    24.1%
        Flow
       Cash Operating       (6)           25.74%        39.20%   -34.3%
        Margin

       Population Served    (3)       61,522,000    27,988,000   119.8%
          - Equity Basis
       Customers Served     (3)          884,000       405,000   118.3%
          - Equity Basis

       Average Monthly
        Service Revenue     (5)      $        80    $       82    -2.4%
         Per Customer

       Penetration Rate   (3),(11)         2.06%         1.45%    42.1%


       PRELIMINARY

       October 20, 1997

       BELLSOUTH CORPORATION
       CELLULAR OPERATING INFORMATION (UNAUDITED) (7)


       ($ THOUSANDS)                Year-to-Date  Year-to-Date
                           NOTES        1997         1996      % Change

       DOMESTIC OPERATIONS
       Cellular           (1), (4)    $1,872,874   $1,704,599      9.9%
        Revenues, net

       Operating            (1)        1,020,866      960,990      6.2%
        Expenses
       Depreciation         (1)          280,370      215,957     29.8%
        Expense
       Amortization of      (1)           55,119       48,906     12.7%
        Intangibles
        (including
         goodwill)
          Total             (1)        1,356,355    1,225,853     10.6%
           Operating
           Expenses

          Operating         (1)          516,519      478,746      7.9%
           Income

       Other Expenses       (1)          225,154      203,315     10.7%
        (includes
         interest
         and taxes)

          Net Income        (1)       $  291,365   $  275,431      5.8%

       Operating Cash     (1), (6)    $  852,008   $  743,609     14.6%
        Flow
       Cash Operating       (6)           45.49%       43.62%      4.3%
        Margin

       DOMESTIC CELLULAR DATA

       Average Monthly
        Service Revenue     (5)       $       52   $       57     -8.8%
         per Customer

       SELECTED INTERNATIONAL OPERATING DATA (10),(11)
       Cellular Revenues    (1)       $  941,434   $  536,162     75.6%

       SELECTED LATIN AMERICA INFORMATION  (11)
       Cellular Revenues    (1)       $  534,011   $  323,138     65.3%
       Net Earnings from    (1)           34,144       48,642    -29.8%
          Operations
       Operating Cash     (1),(6)        160,845      128,684     25.0%
        Flow
       Cash Operating       (6)           30.12%       39.82%    -24.3%
        Margin

       Average Monthly      (5)       $       82   $       86     -4.6%
        Service Revenue
         Per Customer

       PRELIMINARY

       October 20, 1997


     NOTES
     (1) The presentation of selected income statement and balance sheet information is based on BellSouth's ownership percentage for all domestic and international cellular subsidiaries and affiliates, whether or not consolidated for financial statement presentation purposes. Gains/losses from the sale of properties and other unusual items are not included in net income. Financial information for Domestic Cellular Operations does not include PCS.
     (2) Includes 100% of population/customers served in markets where BellSouth has operating control and/or BellSouth ownership exceeds 50%; excludes population/customers served for markets where BellSouth does not have operating control and ownership is less than 50%.
     (3) Includes population/customers served based on BellSouth's ownership percentage in all markets served.
     (4)  Included in revenues is equipment revenue net of cost.
     (5) Includes local service revenue, which consists of charges for cellular air-time service, long distance, and access billed by a carrier for services in its market. Excluded are roaming charges, toll charges, taxes on service revenues, equipment sales, installation and repair revenues.
     (6) Operating cash flow represents operating income before depreciation and amortization.
     (7) The income statement and balance sheet information are for the periods ended August 31, 1997 and 1996. The domestic customer numbers presented above are as of September 30, 1997 and 1996 and international customer numbers are as of August 31, 1997 and 1996.
     (8) As information, domestic cellular customers served on a control basis for the periods ended August 31, 1997 and 1996 were 4,846,000 and 4,108,000 respectively. On an equity basis, domestic cellular customers served for the same periods were 3,924,000 and 3,307,000 respectively.
     (9) For Domestic PCS, third quarter 1997 population served, control and equity basis, includes 11,806,000 (based on 1990 information) for Basic Trading Area licenses won at auction in January 1997.
    (10) BellSouth sold its investment in Optus during the third quarter of 1997. No financial or customer data for this investment is reflected in third quarter 1997. Previously reported data for 1997 and 1996 has been restated to exclude Optus.
   (11) Population served for third quarter 1997 includes 18,553,000 (equity basis) for recently acquired licenses in Brazil. No financial or customer information is reflected in the third quarter or year-to-date totals. The calculation of the international penetration rates excludes the population for this market.